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                                                                   Exhibit 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS




        We consent to the incorporation by references in the Hunt Manufacturing Co. 1995 Savings Plan Form S-8 Registration Statements (Registration Nos. 33-6359 and 33-57103) of our report dated May 13, 1996 on our audits of the financial statements of the Hunt Manufacturing Co. Savings Plan as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993 which report is included in this Form 10-K/A which is Amendment No. 1 to Hunt Manufacturing Co.'s 1995 Annual Report on Form 10-K.






COOPERS & LYBRAND L.L.P.








2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 20, 1996